UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2008

HOME FEDERAL BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana	47201
(Address of Principal Executive Offices)	(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At our April 22, 2008 annual meeting, our Corporation’s shareholders approved an amendment to the Corporation’s Articles of Incorporation changing the Corporation’s name to “Indiana Community Bancorp.”  The Corporation filed articles of amendment with the office of the Indiana Secretary of State to effect this name change, effective May 1, 2008.  A full description of the name change was provided in our Proxy Statement dated March 25, 2008, that was furnished to shareholders in anticipation of the annual meeting.  A copy of our Articles of Incorporation, as amended to reflect this change, is furnished as Exhibit 3.1 to this report on Form 8-K.

At a meeting of the Corporation’s board of directors held on April 22, 2008, the Corporation’s board approved an amendment and restatement of the Corporation’s Bylaws whose sole purpose and effect was to change all references to the Corporation therein from “Home Federal Bancorp” to “Indiana Community Bancorp.”  With the exception of the change in the Corporation’s name, no changes to the Corporation’s Bylaws were made.  The amendment and restatement of the Corporation’s Bylaws became effective May 1, 2008.  The full text of our amended and restated Bylaws is furnished as Exhibit 3.2 to this report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Restated Articles of Incorporation of Indiana Community Bancorp
3.2	Amended and Restated Code of By-Laws of Indiana Community Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 28 , 2008	HOME FEDERAL BANCORP

	By:	/s/ John K. Keach, Jr.
John K. Keach, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Articles of Incorporation of Indiana Community Bancorp
3.2	Amended and Restated Code of By-Laws of Indiana Community Bancorp